
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       9,749,804
<SECURITIES>                               202,877,219<F1>
<RECEIVABLES>                                1,294,240
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             7,857,869<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             221,779,132
<CURRENT-LIABILITIES>                        7,897,020<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   212,496,510
<OTHER-SE>                                   1,385,602<F4>
<TOTAL-LIABILITY-AND-EQUITY>               221,779,132
<SALES>                                              0
<TOTAL-REVENUES>                            17,617,796<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,718,561<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,899,235
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,899,235
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,899,235
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $108,470,247 and Additional Loans of $19,209,108), Participating Insured Mortgages ("PIMs") of $48,112,523 and Mortgage-backed Securities ("MBS") of $27,085,341.
<F2>Includes prepaid acquisition fees and expenses of $12,266,450 net of accumulated amortization of $6,658,224 and prepaid participation servicing fees of $4,088,713 net of accumulated amortization of $1,839,070.
<F3>Includes deferred income on Additional Loans of $7,871,606.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $2,405,645 of amortization of prepaid fees and expenses.

